EXHIBIT 4.5

ACTION BY UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF DIGITAL LOCATIONS, INC.

The undersigned, being the directors of DIGITAL LOCATIONS, INC., a Nevada corporation (the "Corporation"), acting by unanimous written consent without a meeting pursuant to Section 78.315 of the Nevada Revised Statutes, does hereby consent to the adoption of the following resolutions in lieu of holding a meeting of the board of directors of the Corporation (the "Board of Directors"):

WHEREAS, the Board of Directors has determined that it is in the Corporation’s best interest to grant nonqualified stock options to Gerard Hug (“Mr. Hug” or an “Optionee”) identified in, and pursuant to the terms of, that certain Non-qualified Stock Option Award Agreement (the “Hug NSO Award Agreement”), attached hereto as Exhibit A.

WHEREAS, the Board of Directors has determined that it is in the Corporation’s best interest to grant nonqualified stock options to William E. Beifuss, Jr. (“Mr. Beifuss” or an “Optionee,” and together with Mr. Hug, the “Optionees”) identified in, and pursuant to the terms of, that certain Non-qualified Stock Option Award Agreement (the “Beifuss NSO Award Agreement,” and together with the Hug NSO Award Agreement, the “NSO Award Agreements”), attached hereto as Exhibit B.

NOW THEREFORE LET IT BE:

RESOLVED, that the Board of Directors hereby determines that the exercise price of the option set forth in the Hug NSO Award Agreement shall be $0.0081 per share; and be it further

RESOLVED, that the Board of Directors hereby determines that the exercise price of the option set forth in the Beifuss NSO Award Agreement shall be $0.0081 per share; and be it further

RESOLVED, that the option grant, vesting schedule, and other terms set forth in the NSO Award Agreements, are hereby approved; and be it further

RESOLVED, that the president, secretary or treasurer of the Corporation (together, the "Authorized Officers") be, and each of them individually is, hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver the NSO Award Agreements with such modifications, amendments or changes therein as the Authorized Officer executing the same may approve, such approval and the approval thereof by this Board of Directors, to be conclusively established by such execution and delivery; and be if further

RESOLVED, that the Authorized Officers of the Corporation are, and each of them hereby is, authorized and directed to do or cause to be done any and all such further acts and things, to execute and deliver any and all such additional documents they may deem necessary or appropriate in order to carry into effect the purposes and intent of the foregoing resolutions or the documents referenced therein, including, but not limited to, solicitation of the necessary stockholder approvals for any and all of the foregoing resolutions, and the filing of such documents as may be necessary or appropriate to comply with federal and state laws, and all prior actions taken by the officers of the Corporation in connection herewith are ratified, confirmed and approved; and be it further

RESOLVED, that all actions, executions, and delivery of documents instruments and agreements taken by any Authorized Officer of the Corporation prior to this date relating to the purpose and intent of the foregoing resolutions be, and they hereby are, in all respects approved, ratified, confirmed and adopted as the official acts and deeds of the Corporation; and be it further

RESOLVED, that the action taken by this consent shall have the same force and effect as if taken at a meeting of the Board of the Corporation, duly called; and be it further

RESOLVED, this consent may be executed in multiple counterparts, all of which when taken together shall constitute one and the same consent; and be it further

RESOLVED, that each Authorized Officer of the Corporation be, and each of them hereby is, authorized to certify as to the adoption of the foregoing resolutions; and be it further

RESOLVED, the undersigned directs that an executed copy of this Unanimous Written Consent shall be filed with the minutes of the proceedings of the Board of Directors.

RESOLVED, the undersigned directs that an executed copy of this Unanimous Written Consent shall be filed with the minutes of the proceedings of the Board of Directors.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned director has duly executed this Unanimous Written Consent as of February 8, 2022.

/s/ William E. Beifuss, Jr.
William E. Beifuss, Jr.

/s/ Rich Berliner
Rich Berliner

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EXHIBIT A

HUG NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

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EXHIBIT B

BEIFUSS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

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